SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                December 8, 1995

                    ________________________________________


                           THERMO PROCESS SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-9549                           04-2925807
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   81 Wyman Street                                                       02254
   Waltham, Massachusetts                                           (Zip Code)
   (Address of principal executive offices)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------

          On December 8, 1995, Thermo Process Systems Inc., through its Thermo Remediation Inc. subsidiary ("Thermo Remediation"), acquired all of the issued and outstanding capital stock of Remediation Technologies, Inc. ("RETEC") for a combination of cash and securities having an aggregate value of approximately $29.7 million. The purchase price consisted of approximately $18.5 million in cash and units consisting of (i) 227,250 shares of Thermo Remediation's common stock and (ii) warrants to purchase 75,750 additional shares of Thermo Remediation's common stock at an exercise price of $14.85 per share, such units having an aggregate value of approximately $3.7 million. In addition, Thermo Remediation assumed outstanding RETEC stock options and converted such options into options to purchase up to 897,000 shares of Thermo Remediation's common stock. As converted, such options have a weighted average exercise price of $4.24 per share and were valued in the aggregate at approximately $7.5 million.

        RETEC, based in Concord, Massachusetts, is an integrated environmental services firm, with 15 offices nationwide, that focuses primarily on the remediation of former and active industrial sites contaminated with organic wastes and residues. RETEC recorded revenues of approximately $39 million in the fiscal year ended December 31, 1994.

        The acquisition was made pursuant to an Agreement and Plan of Merger dated as of December 1, 1995 (the "Merger Agreement), among Thermo Remediation, TRI Acquisition Inc., a wholly owned subsidiary of Thermo Remediation ("Acquisition") and RETEC. Under the terms of the Merger Agreement, which became effective on December 8, 1995, (i) Acquisition merged with and into RETEC, (ii) outstanding shares of RETEC's common stock were canceled and converted into the right to receive the purchase price,
   (iii) each outstanding share of Acquisition's common stock was canceled and converted into one share of the common stock of RETEC, and (iv) RETEC became a wholly owned subsidiary of Thermo Remediation.

        The consideration paid for RETEC was based on Thermo Remediation's determination of the fair market value of RETEC's business, and the terms of the merger agreement were determined by arms' length negotiation among the parties.

        Thermo Remediation has no present intention to use RETEC's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, Thermo Remediation will review RETEC's business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.












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   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            ------------------------------------------------------------
            Information and Exhibits
            ------------------------

            (a) Financial Statements of Business Acquired: as it is
                impracticable to file such information at this time, it will be filed by amendment on or prior to February 21, 1996.

            (b) Pro Forma Combined Condensed Financial Information: as it is
                impracticable to file such information at this time, it will be filed by amendment on or prior to February 21, 1996.

            (c) Exhibits

                2(a) Agreement and Plan of Merger dated as of the 1st day of December, 1995, by and among Thermo Remediation Inc., TRI Acquisition Inc. and Remediation Technologies, Inc. Schedules and exhibits to the agreement (each of which are identified in the agreement) are omitted in reliance on Rule 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.

                2(b)  Escrow Agreement dated as of the 1st day of December,
                       1995, by and among Thermo Remediation Inc., Robert W. Dunlap and Thomas M. Zimmer, as Indemnification Representatives, and State Street Bank & Trust Company, as Escrow Agent.

                2(c)  Form of Non-Negotiable Common Stock Purchase Warrant





























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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 13th day of December, 1995.



                                             THERMO PROCESS SYSTEMS INC.


                                             By: /s/ John P. Appleton
                                                 John P. Appleton
                                                 President and Chief
                                                 Executive Officer










































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